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                                                                    EXHIBIT 4(b)

                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of August 17, 2004

                                       by

                            Consumers Energy Company

                                       and

                              Barclays Capital Inc.
                          Citigroup Global Markets Inc.
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                              Goldman, Sachs & Co.
                              ABN AMRO Incorporated
                          BNP Paribas Securities Corp.
                            Comerica Securities, Inc.
                          Fifth Third Securities, Inc.
                            Huntington Capital Corp.
                           J.P. Morgan Securities Inc.
                         Wedbush Morgan Securities Inc.

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      This Registration Rights Agreement (this "Agreement") is made and entered into as of August 17, 2004 by Consumers Energy Company, a Michigan corporation (the "Company"), and Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., ABN AMRO Incorporated, BNP Paribas Securities Corp., Comerica Securities, Inc., Fifth Third Securities, Inc., Huntington Capital Corp., J.P. Morgan Securities Inc. and Wedbush Morgan Securities Inc. (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"), which have agreed to purchase the Company's $150,000,000 4.40% First Mortgage Bonds due 2009, Series K (the "Series K Bonds"), $300,000,000 5.00% First Mortgage Bonds due 2012, Series L (the "Series L Bonds") and $350,000,000 5.50% First Mortgage Bonds due 2016, Series M (the "Series M Bonds" and, together with the Series K Bonds and the Series L Bonds, the "Restricted Bonds") pursuant to the Purchase Agreement (as defined below).

      This Agreement is made pursuant to the Purchase Agreement, dated August 11, 2004 (the "Purchase Agreement"), by the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Restricted Bonds, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers in the Purchase Agreement.

      The parties hereby agree as follows:

SECTION 1. DEFINITIONS

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

      Act: The Securities Act of 1933, as amended.

      Advice: As defined in Section 6(d) hereof.

      Agreement: As defined in the first paragraph hereof.

      Bonds: The Restricted Bonds and the Exchange Bonds.

      Broker-Dealer: Any broker or dealer registered under the Exchange Act.

      Broker-Dealer Transfer Restricted Securities: Exchange Bonds that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Restricted Bonds that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Restricted Bonds acquired directly from the Company or any of its affiliates).

      Business Day: Any day except a Saturday, Sunday or other day in The City of New York, or in the city of the primary corporate trust office of the Trustee, on which banks are authorized to close.

      Certificated Securities: Bonds that are not in Global Bond form.

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      Closing Date: The date hereof.

      Commission: The Securities and Exchange Commission.

      Company: As defined in the first paragraph hereof.

      Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Bonds to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar of the Series N Bonds in the same aggregate principal amount as the aggregate principal amount of the Series K Bonds tendered by Holders thereof, the delivery by the Company to the Registrar of the Series O Bonds in the same aggregate principal amount as the aggregate principal amount of the Series L Bonds tendered by Holders thereof and the delivery by the Company to the Registrar of the Series P Bonds in the same aggregate principal amount as the aggregate principal amount of the Series M Bonds tendered by holders thereof, in each case, pursuant to the Exchange Offer.

      Damages Payment Date: With respect to the Restricted Bonds, each Interest Payment Date.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Exchange Bonds: The Series N Bonds, the Series O Bonds and the Series P Bonds.

      Exchange Offer: The Series K Exchange Offer, the Series L Exchange Offer and/or the Series M Exchange Offer, as the case may be.

      Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

      Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Restricted Bonds to certain "qualified institutional buyers", as such term is defined in Rule 144A under the Act, or to persons who are not "U.S. persons", as such term is defined in Regulation S under the Act.

      Global Bond: As defined in the Bonds.

      Global Bond Holder: As defined in the Bonds.

      Holder: As defined in Section 2 hereof.

      Indemnified Holder: As defined in Section 8(a) hereof.

      Indemnified Person: As defined in Section 8(c) hereof.

      Indemnifying Person: As defined in Section 8(c) hereof.

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      Indenture: Indenture dated as of September 1, 1945, between the Company and the Trustee, as supplemented by various supplemental indentures.

      Initial Purchaser: As defined in the first paragraph hereof.

      Initial Purchasers: As defined in the first paragraph hereof.

      Interest Payment Date: As defined in the Bonds.

      NASD: National Association of Securities Dealers, Inc.

      Person: An individual, partnership, corporation, trust, limited liability company, unincorporated organization, or a government or agency or political subdivision thereof.

      Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      Purchase Agreement: As defined in the second paragraph hereof.

      Record Holder: With respect to any Damages Payment Date, each Person who is a Holder of Bonds on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

      Registrar: As defined in the Indenture.

      Registration Default: As defined in Section 5 hereof.

      Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Bonds pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

      Restricted Bonds: As defined in the first paragraph hereof.

      Restricted Broker-Dealer: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

      Series K Bonds: As defined in the first paragraph hereof.

      Series K Exchange Offer: The registration by the Company under the Act of the Series N Bonds pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities relating to Series K Bonds the opportunity to exchange all such outstanding Transfer Restricted Securities relating to Series K Bonds for Series N Bonds in an aggregate principal amount equal to the aggregate

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principal amount of the Transfer Restricted Securities relating to Series K
Bonds tendered in such exchange offer by such Holders.

      Series L Bonds: As defined in the first paragraph hereof.

      Series L Exchange Offer: The registration by the Company under the Act of the Series O Bonds pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities relating to Series L Bonds the opportunity to exchange all such outstanding Transfer Restricted Securities relating to Series L Bonds for Series O Bonds in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities relating to Series L Bonds tendered in such exchange offer by such Holders.

      Series M Bonds: As defined in the first paragraph hereof.

      Series M Exchange Offer: The registration by the Company under the Act of the Series P Bonds pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities relating to Series M Bonds the opportunity to exchange all such outstanding Transfer Restricted Securities relating to Series M Bonds for Series P Bonds in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities relating to Series M Bonds tendered in such exchange offer by such Holders.

      Series N Bonds: The Company's 4.40% First Mortgage Bonds due 2009, Series N, to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Series K Bonds covered by a Shelf Registration Statement, in exchange for such Series K Bonds.

      Series O Bonds: The Company's 5.00% First Mortgage Bonds due 2012, Series O, to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any holder of Series L Bonds covered by a Shelf Registration Statement, in exchange for such Series L Bonds.

      Series P Bonds: The Company's 5.50% First Mortgage Bonds due 2016, Series P, to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Series M Bonds covered by a Shelf Registration Statement, in exchange for such Series M Bonds.

      Shelf Filing Date: As defined in Section 4(a) hereof.

      Shelf Registration Statement: As defined in Section 4(a) hereof.

      TIA: The Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

      Transfer Restricted Securities: Each Restricted Bond, until the earliest to occur of (a) the date on which such Restricted Bond is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements

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of the Act, (b) the date on which such Restricted Bond has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Restricted Bond is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Restricted Bond is distributed to the public pursuant to Rule 144 under the Act.

      Trustee: JPMorgan Chase Bank (ultimate successor to City Bank Farmers Trust Company), as trustee under the Indenture.

      Underwritten Offering or Underwritten Registration: An offering or registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. HOLDERS

      A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

      (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) hereof have been complied with), the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 180 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 270 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and
(C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Bonds to be made under the blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Bonds to be offered in exchange for the Restricted Bonds that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) hereof.

      (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Bonds shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the

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Exchange Offer Registration Statement has become effective, but in no event later than 30 days thereafter.

      (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Restricted Bonds that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Restricted Bonds (other than Transfer Restricted Securities acquired directly from the Company or any affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Exchange Bond received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Bonds held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

      The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated.

      The Company shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request, and in no event later than one day after such request, at any time during such one-year period in order to facilitate such sales.

SECTION 4. SHELF REGISTRATION

      (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Exchange Bonds because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) hereof have been complied with) or (ii) any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Bonds acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, the Company shall (x) cause to be filed on or prior to 90 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement

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pursuant to clause (i) above or 90 days after the date on which the Company receives the notice specified in clause (ii) above (each such date, a "Shelf Filing Date") a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and (y) use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 180 days after the Shelf Filing Date. If the Company is not eligible to use Act Form S-3 on a Shelf Filing Date, then its obligation to file a Shelf Registration Statement shall be deferred until the 30th day after the earliest time that such eligibility is restored. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) hereof, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and
(c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i) hereof) following the date on which such Shelf Registration Statement first becomes effective under the Act.

      (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in Item 507 of Regulation S-K for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

      If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, (iii) the Exchange Offer has not been Consummated within 30 calendar days after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 15 Business Days by a post-

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effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five Business Days (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company agrees to pay liquidated damages in the form of additional interest on the Transfer Restricted Securities to each Holder of Transfer Restricted Securities, from and including the date on which any Registration Default shall occur to, but excluding, the date on which such Registration Default has been cured, at a rate of 0.50% per annum. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause
(i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (ii) above, (3) upon Consummation of the Exchange Offer, in the case of clause (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable, in the case of clause (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or
(iv), as applicable, shall cease.

      All additional interest shall be paid on each payment date to the Global Bond Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by mailing checks to their registered addresses on the books of the Company or the Trustee for such payment. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

      (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all applicable provisions of Section 6(c) hereof, shall use its reasonable best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

            (i) If, following the date hereof, there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for the Restricted Bonds. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as are reasonably requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an

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      Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

            (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Bonds to be issued in the Exchange Offer and (C) it is acquiring the Exchange Bonds in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling (available July 2, 1993), and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Bonds obtained by such Holder in exchange for Restricted Bonds acquired by such Holder directly from the Company or an affiliate thereof.

            (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corp. (available May 13, 1988), Morgan Stanley and Co. Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Bonds to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Bonds in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Bonds received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

      (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) hereof and shall use

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its best efforts to effect such registration to permit the sale of the Transfer
Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

      (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall:

            (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), using its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

            (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or

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      supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (iv) furnish to the Initial Purchaser(s), each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof;

            (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

            (vi) make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, material corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

            (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

            (viii) if requested in writing by any selling Holder and each of the underwriter(s) in connection with such sale, if any, furnish, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

            (ix) if requested in writing by any selling Holder and each of the underwriter(s), if any, deliver, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

            (x) enter into such agreements (including an underwriting or similar agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting or similar agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                  (A) furnish (or in the case of clauses (2) and (3) below, use its best efforts to furnish) to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement and to each Restricted Broker-Dealer upon Consummation of the Exchange Offer:

                        (1) a certificate, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company by (x) the President or any Vice President and
                  (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 10(d) and 10(e) of the Purchase Agreement and such other similar matters as the Holders, underwriter(s) and/or Restricted Broker-Dealers may reasonably request;

                        (2) an opinion, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in Section 10(b)(i) of the Purchase Agreement and such other matters as the Holders, underwriter(s) and/or Restricted Broker-Dealers may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, Bonds and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                        (3) a customary comfort letter, dated as of the date of
                  effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 10(c)(i) and
                  Section 10(c)(ii) of the Purchase Agreement, without exception;

                  (B) set forth in full or incorporate by reference in the
            underwriting or similar agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section 8; and

                  (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders, the underwriter(s), if any, and Restricted Broker-Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (C);

the above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, the selling Holders and each Restricted Broker-Dealer promptly and, if requested by such Persons, shall confirm such advice in writing;

            (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

            (xii) (A) issue, upon the request of any Holder of Series K Bonds covered by any Shelf Registration Statement contemplated by this Agreement, Series N Bonds having an aggregate principal amount equal to the aggregate principal amount of Series K Bonds surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series N Bonds to be registered in the name of such Holder or in the name of the purchaser(s) of such Bonds, as the case may be; in return, the Series K Bonds held by such Holder shall be surrendered to the Company for cancellation;

                  (B) issue, upon the request of any Holder of Series L Bonds covered by any Shelf Registration Statement contemplated by this Agreement, Series O Bonds having an aggregate principal amount equal to the aggregate principal amount of Series L Bonds surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series O Bonds to be registered in the name of such Holder or in the name of the purchaser(s) of such Bonds, as the case may be; in return, the Series L Bonds held by such Holder shall be surrendered to the Company for cancellation;

                  (C) issue, upon the request of any Holder of Series M Bonds covered by any Shelf Registration Statement contemplated by this Agreement, Series P Bonds having an aggregate principal amount equal to the aggregate principal amount of Series M Bonds surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series P Bonds to be registered in the name of such Holder or in the name of the purchaser(s) of such Bonds, as the case may be; in return, the Series M Bonds held by such Holder shall be surrendered to the Company for cancellation;

            (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

            (xiv) use its best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

            (xv) subject to clause (i) above, if any fact or event contemplated by clause (iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (xvi) provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

            (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

            (xviii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

            (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Bonds to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

            (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
      Section 15(d) of the Exchange Act.

      (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of a notice of actions to be taken as referred to in Section 6(c)(i) hereof or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6(c)(xv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

      (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Bonds to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and (other than in connection with the Exchange Offer) the Holders of Transfer Restricted Securities; (v) all application and filing fees, if any, in connection with listing the Bonds on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

      The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

      (b) In connection with the Shelf Registration Statement, the Company will reimburse the Holders of Transfer Restricted Securities registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit the Shelf Registration Statement is being prepared in consultation with the Company.

SECTION 8. INDEMNIFICATION AND CONTRIBUTION

      (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise ("Indemnified Holder"), and to reimburse the Holders and such controlling Person or Persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 8(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or, if any Registration Statement shall be amended or supplemented, in the Registration Statement as so amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in the Registration Statement or in the Registration Statement as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by any Holder expressly for use therein.

      The Company's indemnity agreement contained in this Section 8(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Person, and the indemnity agreement contained in this Section 8 shall survive any termination of this Agreement. The liabilities of the Company in this Section 8 are in addition to any other liabilities of the Company under this Agreement or otherwise.

      (b) Each Holder agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 8(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement or in the Registration Statement, as amended or supplemented (if applicable), in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein.

      The indemnity agreement on the part of each Holder contained in this
Section 8(b) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other Person, and the indemnity agreement contained in this Section 8(b) shall survive any termination of this Agreement.

      (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under Section 8(a) or 8(b) hereof, such Person (the "Indemnified Person") shall notify the Person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or, if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under
Section 8(a) or 8(b) hereof if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by a majority in principal amount of the Holders in the case of parties indemnified pursuant to Section 8(b) hereof and by the Company in the case of parties indemnified pursuant to Section 8(a) hereof. Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person, and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Person shall repay to the Indemnifying Parties such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

      In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Holders and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

            (1) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

            (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including, without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

            (3) the Company and the Holders shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

      The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment against the Indemnified Person, the Indemnifying Person agrees, subject to the provisions of this Section 8, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

      (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an Indemnified Person under this Section 8 in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under this Section 8 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the sale of the Transfer Restricted Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such actions, suits or proceedings (including governmental proceedings) or claims, provided that the provisions of this Section 8 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 8, no Holder shall be required to contribute any amount greater than the excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 8 to contribute are several in proportion to their respective obligations and not joint.

      The agreement with respect to contribution contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Holder, and shall survive any termination of this Agreement.

SECTION 9. RULE 144A

      The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. UNDERWRITTEN REGISTRATIONS

      No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

      For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted

Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company. The Holders of Transfer Restricted Securities included in any such Underwritten Offering shall be responsible for paying all underwriting or placement fees charged, or costs or expenses incurred, by such investment bankers and managers in connection with such Underwritten Offering. Such investment bankers and managers are referred to herein as the "underwriters".

SECTION 12. MISCELLANEOUS

      (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

      (c) Adjustments Affecting the Bonds. The Company will not take any action, or voluntarily permit any change to occur, with respect to the Bonds that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

      (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

      (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar; and

            (ii) if to the Company:

                 Consumers Energy Company
                 One Energy Plaza
                 Jackson, Michigan 49201
                 Telecopier No.: (517) 788-2186,
                 Attention: Chief Financial Officer

            With a copy at the same address to:

                 Robert C. Shrosbree, Esq.
                 Telecopier No.: (313) 436-9225

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

      (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

      (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

      (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         CONSUMERS ENERGY COMPANY


                                         By: /s/ Thomas J. Webb
                                             -----------------------------
                                             Name: Thomas J. Webb
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
GOLDMAN, SACHS & CO.
ABN AMRO INCORPORATED
BNP PARIBAS SECURITIES CORP.
COMERICA SECURITIES, INC.
FIFTH THIRD SECURITIES, INC.
HUNTINGTON CAPITAL CORP.
J.P. MORGAN SECURITIES INC.
WEDBUSH MORGAN SECURITIES INC.

BY: BARCLAYS CAPITAL INC.

By:/s/ Pamela Kendall
   -------------------------------
   Name: Pamela Kendall
   Title: Director